UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Santarus, Inc. (“Santarus” or the “Company”) has entered into a third amendment, dated June 30, 2010 (the “Amendment”), to its Service Agreement with Ventiv Commercial Services, LLC (d/b/a inVentiv Commercial Services, LLC) (“inVentiv”). Under the original agreement, inVentiv has provided contract sales representative support for Santarus’ prescription products in the U.S. In consideration for inVentiv’s services under the agreement, Santarus has paid inVentiv a monthly fee, subject to adjustment based on actual staffing levels.
     The Amendment permits Santarus to utilize a number of inVentiv contract sales representatives ranging from one to 150 during the remainder of the term of the Service Agreement, which expires in November 2010. In connection with the restructuring of Santarus’ commercial organization, described below, Santarus plans to utilize a small number of inVentiv contract sales representatives.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is expected to be filed as an exhibit to Santarus’ next periodic report.

Item 2.05	Costs Associated with Exit or Disposal Activities.
     On June 30, 2010, in connection with the Company’s decision to cease promotion of Zegerid® (omeprazole/sodium bicarbonate) prescription products effective immediately, the Board of Directors of Santarus determined to implement a corporate restructuring, including a workforce reduction of approximately 37%, or approximately 120 employees, in its commercial organization and certain other operations. Santarus is also significantly reducing the number of contract sales representatives that it utilizes. Santarus expects to retain up to approximately 110 sales representatives, including a small number of contract sales representatives, to promote Glumetza® (metformin HCl extended release tablets), a product for the treatment of patients with type 2 diabetes. The Company expects to substantially complete its restructuring plan in the third quarter of 2010.
     Santarus is offering severance benefits to the affected employees, including cash severance payments, outplacement services and payment of COBRA health care coverage for specified periods. In addition, Santarus has offered to accelerate the vesting of stock options by six months and extend the period for exercising vested stock options by twelve months from each affected employee’s termination date. Each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company.
     Excluding non-cash charges associated with the modification of stock options, the Company expects to record restructuring-related charges in the third quarter of 2010 totaling approximately $7.4 million to $8.5 million. These charges include approximately $5.3 million to $6.0 million in one-time termination benefit costs, $2.0 million to $2.3 million in contract termination costs and $0.1 million to $0.2 million in other costs associated with the workforce reduction. Substantially all of these charges are expected to represent cash expenditures. The Company also is offering to accelerate the vesting of stock options and extend the period for exercising vested stock options for affected employees and is unable to estimate these non-cash charges at this time. Santarus expects that selling and marketing expenses will be reduced by approximately $40 million annually beginning in the 2010 fourth quarter as a result of the corporate restructuring and workforce reduction. The above estimated costs and charges may vary materially based on various factors, including those discussed below under the heading “Forward-Looking Statements.”
     Santarus is providing 60-day Worker Adjustment and Retraining Notification Act notices to the affected employees to inform them that their employment is expected to end at the conclusion of the 60-day period.
     A copy of the press release issued by the Company on June 30, 2010, with respect to the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.05.

Item 8.01	Other Events.
     On June 30, 2010, Santarus announced that pursuant to its previously-disclosed distribution and supply agreement with Prasco, LLC, Prasco is commencing shipments of an authorized generic of prescription Zegerid® (omeprazole/sodium bicarbonate) Capsules in 20 mg and 40 mg dosage strengths in the U.S. under the Prasco label. In connection with the anticipated launch of a competitor’s generic version of prescription Zegerid Capsules, Santarus is ceasing promotion of Zegerid prescription products effective immediately and is implementing the workforce reduction described above.
Forward-Looking Statements
     Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Forward-looking statements include statements regarding: Santarus’ expectations with respect to the planned restructuring, including the amount of charges to be incurred, the anticipated size of the workforce reduction and the planned size of Santarus’ sales force after the restructuring; and Santarus’ plans to continue to promote Glumetza®. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: the extent to which Prasco is able to successfully market and distribute its authorized generic version of Zegerid and the potential to receive revenue under the distribution agreement; the amount and timing of estimated charges in connection with the corporate restructuring; the ability to reduce selling and marketing expenses and the amount of any such reduction; the scope and duration of the pending Glumetza 500 mg recall and any additional actions that the U.S. Food and Drug Administration may require Santarus or Santarus’ partner, Depomed, Inc., to take; whether budesonide MMX® or rifamycin SV MMX® will demonstrate the desired safety and efficacy profile to merit continued development; the difficulty in predicting the timing and outcome of an appeal of the trial court’s ruling in the Zegerid patent litigation; whether any other companies will submit Abbreviated New Drug Applications for and/or launch generic versions of Zegerid; other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated June 30, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: June 30, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 30, 2010